                                                                 EXHIBIT 10.54


                      STOCK AND ASSET PURCHASE AGREEMENT


               THIS STOCK AND ASSET PURCHASE AGREEMENT is entered into as of January 22, 2002, by and among Classic Vacation Group, Inc., a New York corporation ("SELLER"), GVG Technology, Inc. ("TECHNOLOGY"), a Delaware corporation and a wholly owned subsidiary of the Seller ("GVG TECH"), Globetrotters Vacations, Inc. (formerly known as MTI Vacations, Inc. and as GVGAC No. 1, Inc.), a Delaware corporation ("COMPANY"), and Private Label Travel, Inc., a Delaware corporation ("BUYER").

               WHEREAS, the Seller owns all of the issued and outstanding capital stock of the Company which consists of 1,000 shares of Common Stock of the Company (the "SHARES");

               WHEREAS, GVG Tech owns certain computer hardware as detailed on
Schedule 1 hereto (the "HARDWARE")

               WHEREAS, the Seller desires to sell and the Buyer desires to purchase all of the Shares, and GVG Tech desires to sell and the Buyer desires to purchase the Hardware, all at the price and upon the terms and conditions hereinafter set forth;

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.      DEFINITIONS

               For all purposes of this Purchase Agreement, certain capitalized terms specified in Exhibit B shall have the meanings set forth in that Exhibit B, except as otherwise expressly provided.

2.      SALE AND PURCHASE OF STOCK AND HARDWARE

        2.1.   SALE AND PURCHASE OF STOCK AND HARDWARE

               On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Seller and GVG Tech agree to sell to the Buyer, and the Buyer agrees to purchase from the Seller, (i) the Shares, and (ii) the Hardware, all at the purchase price specified in SECTION 2.2.

        2.2.   PURCHASE PRICE

               The aggregate purchase price for the Shares and the Hardware shall be Ten Dollars ($10.00) (the "PURCHASE PRICE").

        2.3.   PAYMENT AT THE CLOSING

               At the Closing, the Buyer shall deliver to the Seller, in immediately available lawful U.S. funds, the Purchase Price.

        2.4.   GVG TECH AND TRIPS PRO

               GVG Tech agrees to grant to the Company a royalty-free, warranty-free, exclusive license, in substantially the form attached hereto as Exhibit F, to use the TRIPS PRO software (the "LICENSE"). The License shall have a perpetual term. ALL WARRANTIES UNDER THE LICENSE ARE DISCLAIMED, INCLUDING WARRANTIES OF MERCHANTIBILITY OR FITNESS AND AGGREGATE LIABILITY FOR THE LICENSOR UNDER THE LICENSE SHALL NOT EXCEED THE PRICE PAID FOR THE LICENSE. The Buyer agrees to purchase and GVG Tech agrees to sell, on the first anniversary of the Closing Date, the TRIPS PRO software assets currently owned by Technology for an aggregate purchase price of Ten Dollars ($10.00) (the "Tech Purchase"), provided, however, that the Buyer agrees to complete the Tech Purchase as promptly as practicable at any time prior to the first anniversary of the Closing Date upon thirty days written notice by Seller. Until the Tech Purchase is completed, Seller and GVG Tech agree not to allow any Encumbrances to exist on the software that is the subject of the License.

        2.5.   TRANSFER OF CERTAIN ASSETS

The parties agree that all assets and liabilities of the Company related to Hyatt Vacations shall be transferred, conveyed and assigned prior to Closing pursuant to that certain Bill of Sale, Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") included as Exhibit C hereto, and shall be accounted for on the financial reports, books and records of, Classic Custom Vacations, Inc. If necessary to accurately reflect the assets and liabilities of the Company related to Hyatt Vacations at Closing, the parties shall make a mutually satisfactory post-closing adjustment to the assets and liabilities transferred to Classic Custom Vacations to ensure that all the assets and liabilities related to Hyatt Vacations as of the Closing Date have been transferred to Classic Custom Vacations. The parties further agree that any receivables or payables existing solely between the Seller (or any of its Affiliates) and the Company as of December 31, 2001, shall be forgiven by the Seller (or caused by the Seller to be forgiven in the case of its Affiliates) and the Company at Closing.

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

3.      ADDITIONAL UNDERTAKINGS AND COVENANTS

               The Buyer on the one hand, and the Seller, on the other hand, hereby covenant and agree with each other as follows:

        3.1.   CONSENTS AND APPROVALS

               (a) The Buyer, the Company, GVG Tech and the Seller shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental and supragovernmental authorities and of private persons or entities with respect to the transactions contemplated by this Purchase Agreement, and to the performance of all other obligations of such parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any Agreement of any kind whatsoever to which the Buyer, the Company or the Seller is a party or by which the Buyer, the Company, GVG Tech or the Seller is bound.

               (b)    The Buyer, the Company, GVG Tech and the Seller shall
(i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supragovernmental authority in connection with the transactions contemplated by this Purchase Agreement and (ii) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

        3.2.   OPERATION OF BUSINESS OF COMPANY

               (a) Except as contemplated by this Purchase Agreement or as reasonably required to carry out its obligations hereunder, the Company shall use commercially reasonable efforts to, through the Closing Date, (i) preserve its business organization and its present relationships with customers, suppliers, consultants, employees and any other persons having business relations with them; and (ii) maintain all of its Assets in customary repair and condition.

               (b) Except as contemplated by this Purchase Agreement or as reasonably required to carry out its obligations hereunder, the Company shall, through the Closing Date, conduct its business only in the Ordinary Course of Business and, in addition, not: (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase any of its capital stock or any securities convertible into or exchangeable for their capital stock;
(ii)
declare, set aside or pay any dividend or distribution with respect to its capital stock to stockholders or its Affiliates; (iii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock; (iv) effect a split, reclassification or other change in or of any of its capital stock; (v) amend its certificate or articles of incorporation or its bylaws; (vi) borrow or agree to borrow any funds, or directly or indirectly guarantee or agree to guarantee the obligations of others; (vii) enter into any Agreement which may have a material effect on its business and operations; (viii) place, or allow to be placed, an Encumbrance on any of its Assets; (ix) cancel any indebtedness owing to the Company or any Claims which the Company may possess, or waive any rights of substantial value; (x) sell, assign or transfer any Intellectual Property; (xii) sell or otherwise dispose of any interest in any Asset; (xiii) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), which (individually or in the aggregate) reasonably could be expected to have a material adverse effect on its business or Assets; or (xiv) make any loan or advance to any stockholder, officer or director of Company or to any other person, firm or corporation.

4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to the Buyer as follows:

        4.1.   AUTHORIZATION

               The execution, delivery and performance by Company of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Company of the transactions contemplated hereby and thereby, do not and will not require any consent or approval of the Seller that has not been or will not be, as applicable, obtained.

        4.2.   BINDING OBLIGATION

               This Purchase Agreement constitutes a valid and binding obligation of Company, enforceable in accordance with its terms; and each Document to be executed by Company pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Company, enforceable in accordance with its terms.

        4.3.   ORGANIZATION

               The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, lease and use its Assets and to carry on its business as presently conducted. The Company owns no capital stock or interest in any other entity.

5.      REPRESENTATIONS AND WARRANTIES OF THE SELLER

               The Seller hereby represents and warrants to Buyer as follows:

        5.1.   TITLE TO COMMON STOCK

               The Seller is, and on the Closing Date will be, the lawful owner of all of the Shares. The Seller has, and on the Closing Date will have, good, valid and marketable title, free and clear of all Encumbrances, to the Shares, with full right and lawful authority to sell and transfer the Shares to the Buyer pursuant to this Agreement.

        5.2.   AUTHORITY AND CAPACITY

               The Seller has full legal right, capacity, power and authority (corporate or otherwise) to execute this Purchase Agreement and to consummate the transactions contemplated hereby.

        5.3.   BINDING OBLIGATION

               This Purchase Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms. Each Document to be executed by the Seller pursuant hereto, when executed and delivered in accordance with the provisions hereof, will be a valid and binding obligation of the Seller, enforceable in accordance with its terms.

        5.4.   TAXES

               The Seller has duly filed on behalf of the Company all Company Tax Returns required to be filed by Company on or before the Closing Date with respect to all applicable Taxes. No penalties or other charges are or will become due with respect to any of the Company Tax Returns as the result of the late filing thereof. All of the Company Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. The Company will not incur any post-Closing liability for Taxes solely as a result of being an entity that has been consolidated with the Seller for Tax reporting purposes.

        5.5.   EMPLOYEE BENEFIT MATTERS

               Other than as a result of actions taken by any of the shareholders of Buyer in their capacity as managers of the Company, or any inaction in such capacity by shareholders of Buyer, the Company will not incur any post-Closing liability as a result of any participation prior to the Closing in any multiemployer plan as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or as a result of any plan subject to Title IV of ERISA which covered any employees of the Company (or any person, firm or corporation which was under common control within the meaning of Section 4001(b) of ERISA with the Company during such period of common control).

        5.6.   BALANCE SHEET

               Attached as Schedule 6.6(a) is a copy of the unaudited balance sheet of the Company dated December 31, 2001 (the "Balance Sheet"). The Company has title to all Assets reflected on the Balance Sheet. Neither the Seller nor the Officers or Directors of the Company set forth on Schedule 6.6(b) (the "OFFICERS OR DIRECTORS") has entered into any contract or incurred any liability on behalf of the Company that is not disclosed on the Balance Sheet or has not otherwise been disclosed to one of the Shareholders of the Buyer. Other than the actions contemplated by this Agreement, since the date of the Balance Sheet (December 31, 2001), neither the Seller nor the Officers or Directors has taken any action or caused the Company to take any action that would result in acquisition or disposition by the Company of any assets or liabilities.

6.      REPRESENTATIONS AND WARRANTIES OF GVG TECH

               GVG Tech hereby represents and warrants to Buyer as follows:

        6.1.   TITLE TO HARDWARE

               GVG Tech is, and on the Closing Date will be, the lawful owner of the Hardware. GVG Tech has, and on the Closing Date will have, good, valid and marketable title, free and clear of all Encumbrances, to the Hardware, with full right and lawful authority to sell and transfer the Hardware to the Buyer pursuant to this Agreement.

        6.2.   AUTHORITY AND CAPACITY

               GVG Tech has full legal right, capacity, power and authority (corporate or otherwise) to execute this Purchase Agreement and to consummate the transactions contemplated hereby.

        6.3.   BINDING OBLIGATION

               This Purchase Agreement constitutes a valid and binding obligation of GVG Tech, enforceable in accordance with its terms. Each Document to be executed by GVG Tech pursuant hereto, when executed and delivered in accordance with the provisions hereof, will be a valid and binding obligation of GVG Tech, enforceable in accordance with its terms.

7.      REPRESENTATIONS AND WARRANTIES OF BUYER

               The Buyer hereby represents and warrants to the Seller as follows:

        7.1.   AUTHORITY AND CAPACITY

               The Buyer has full legal right, capacity, power and authority (corporate or otherwise) to execute this Purchase Agreement and to consummate the transactions contemplated hereby.

        7.2.   BINDING OBLIGATION

               This Purchase Agreement constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms. Each Document to be executed by the Buyer pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Buyer, enforceable in accordance with its terms.

8.      RESTRICTED SECURITIES

               The Buyer represents, warrants and covenants as follows:

        8.1.   NO REGISTRATION UNDER THE SECURITIES ACT

               The Buyer understands that the Shares to be purchased by it under this Purchase Agreement have not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such Common Stock being acquired hereunder subsequently is so registered or qualifies for exemption from registration under the Securities Act.

        8.2.   ACQUISITION FOR INVESTMENT

               The Shares are being acquired under this Purchase Agreement by the Buyer in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Shares will not be offered for sale, sold or otherwise transferred by the Buyer without either registration or exemption from registration under the Securities Act.

        8.3.   EVALUATION OF MERITS AND RISKS OF INVESTMENT

               The Buyer has such knowledge and experience in financial and business matters that the Buyer is capable of evaluating the merits and risks of Buyer's investment in the Shares being acquired hereunder. The Buyer understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Shares for an indefinite period of time, inasmuch as the Shares have not been registered under the Securities Act). The Buyer has obtained such information as he or she considered necessary or appropriate in order to evaluate a proposed investment in the Company.

9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

               The obligations of the Seller under this Purchase Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of the Seller to carry out the provisions of this Agreement, unless such failure is agreed to in writing by the Seller:

        9.1.   REPRESENTATIONS AND WARRANTIES

               The representations and warranties made by the Buyer in this Purchase Agreement or in any Document Furnished by the Buyer pursuant to this Purchase Agreement shall be true and complete when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Agreement.

        9.2.   PERFORMANCE

               The Buyer shall have performed and complied with all Agreements and conditions required by this Purchase Agreement to be performed or complied with by the Buyer prior to the Closing Date.

        9.3.   LEGAL PROCEEDINGS

               No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by the Seller.

        9.4.   BUYER'S CERTIFICATE

               The Buyer shall have delivered the Seller a certificate, dated as of the Closing Date and executed by the Buyer, certifying to the fulfillment of the conditions set forth in SECTIONS 10.1 through 10.3.

        9.5.   VAIL RESORTS AGREEMENT

               Vail Resorts Management Company ("VRMC") shall have agreed to the assignment to and assumption by the Company of the rights, duties and obligations of GVG Tech under (i) the Standard Engagement Agreement dated August 31, 1999, as amended, by and among GVG Tech and VRMC, (ii) the End User Software License Agreement dated August 31, 1999, as amended, by and among GVG Tech and VRMC and (iii) the Software Support Agreement dated August 31, 1999, as amended, by and among GVG Tech and VRMC.

        9.6.   HYATT VACATIONS AGREEMENT

               The Hyatt Corporation shall have agreed to the assignment and assumption of the Company's rights, duties and obligations under the Agreement between Hyatt Corporation and Globetrotters Vacations, Inc. effective January 1, 2000, with respect the Hyatt Vacations Program by Classic Custom Vacations, Inc.

        9.7.   DOCUMENTS AT CLOSING

               All documents required to be furnished by the Buyer to the Seller prior to or at the Closing shall have been so furnished.

        9.8.   LANDLORD CONSENTS

               LaSalle National Trust, N.A. as trustee ("LANDLORD"), under that certain Office Lease dated April 30, 1998, between Landlord and Company shall have provided written consent to the change of control transaction under this Purchase Agreement and released Seller of all duties, obligations and liabilities, if any, under the Lease. Landlord shall have consented under that certain Office Lease dated April 30, 1998, between Landlord and Technology to assignment and assumption of Technology's rights, duties and obligations under such lease to the Company.

        9.9.   CASH COLLATERAL FOR CERTAIN OUTSTANDING LETTERS OF CREDIT

               The Buyer shall have provided cash collateral to the Seller in immediately available lawful U.S. funds equal in amount to 103% of the issuance amounts of those certain letters of credit listed on Exhibit D to the Agreement (the "LETTERS OF CREDIT") and pursuant to the Pledge Agreement also included in Exhibit D to the Agreement, with such cash collateral, less any fees or bank charges levied on the Seller directly related to the Letters of Credit, to be returned to the Buyer as promptly as practicable upon termination or expiration of such Letters of Credit.

        9.10.  INSURANCE

               The Buyer shall have provided written evidence of sufficient property, casualty and professional liability insurance for the Company in effect as of the Closing Date (as the Seller will cancel such policies related to the Company as of the Closing Date).

        9.11.  HYATT OUTSOURCING AGREEMENT

               The Seller shall have received a Hyatt Outsourcing Agreement in substantially the form attached hereto as Exhibit E hereto executed by the Company.

10.     CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

               The obligations of the Buyer under this Purchase Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of the Buyer to carry out the provisions of this Agreement, unless such failure is agreed to in writing by the Buyer:

        10.1.  REPRESENTATIONS AND WARRANTIES

               The representations and warranties made by Seller, GVG Tech and the Company in this Purchase Agreement or in any Document Furnished by Seller, GVG Tech and/or the Company pursuant to this Purchase Agreement shall be true and complete when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Agreement.


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


        10.2.  PERFORMANCE

               The Seller, GVG Tech and the Company shall have performed and complied with all Agreements and conditions required by this Purchase Agreement to be performed or complied with prior to the Closing Date.

        10.3.  LEGAL PROCEEDINGS

               No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Purchase Agreement other than an action or proceeding instituted or threatened by the Buyer.

        10.4.  SELLER'S CERTIFICATE

               The Seller shall have delivered to the Buyer a certificate, dated as of the Closing Date and executed by the Seller, certifying to the fulfillment of the conditions specified in SECTIONS 10.1 through 10.3.

        10.5.  HYATT OUTSOURCING AGREEMENT

               The Buyer shall have received a Hyatt Outsourcing Agreement in substantially the form attached hereto as Exhibit E hereto executed by the Company.

        10.6.  DOCUMENTS AT CLOSING

               All documents required to be Furnished by the Seller to the Buyer prior to or at the Closing shall have been so Furnished.

        10.7.  ASSET TRANSFERS

               The transfers described in Section 2.5 of this Purchase Agreement shall have been completed.

        10.8.  RESIGNATIONS OF DIRECTORS AND OFFICERS

               The Buyer shall have received the written resignations of all of the members of the Board of Directors and Officers of Company (effective as of the Closing).


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



        10.9.  MATERIAL ADVERSE CHANGE

               Other than as contemplated herein, including but not limited to the transfers described in Section 2.5 hereof and the cash collateral described in Section 9.9 hereof, regardless of the materiality thereof, since the date hereof there shall have been no material adverse change in the financial condition, assets, or liabilities of the Company.

11.     CLOSING

        11.1.  CLOSING OF SALE AND PURCHASE

               Subject to the terms and conditions of this Purchase Agreement, the Closing shall take place at the offices of the Seller on the Closing Date.

        11.2.  DELIVERIES BY THE SELLER

               At the Closing, the Seller shall deliver to the Buyer the following:

               (a) certificates representing the Shares being sold to the Buyer pursuant to SECTION 2.1, duly endorsed in blank or with duly executed stock powers attached (though such certificates may be delivered within 3 days of Closing, if acceptable to Buyer);

               (b) the certificates of incumbency and specimen signatures of the signatory officers of Seller;

               (c)    a copy of the certificate of incorporation the Seller;

               (d) a copy of the text of the resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement; and

               (e)    the certificate required by SECTION 10.4.

        11.3.  DELIVERIES BY COMPANY

               At the Closing, Company shall deliver to the Buyer:

               (a) the certificates of incumbency and specimen signatures of the signatory officers of Company;

               (b) a copy of the certificate of incorporation the Company and a recently dated good standing certificate from the Company's jurisdiction of formation;



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


               (c) a copy of the text of the resolutions adopted by the board of directors of Company authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement; and;

               (d) the minute book, the articles of incorporation and bylaws of Company and all other books and records reasonably requested by Buyer.

        11.4.  DELIVERIES BY GVG TECH

               At the Closing, GVG Tech shall deliver to the Company:

               (a)    the Hardware;

               (b) a copy of the text of the resolutions adopted by the board of directors of GVG Tech authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement;

               (c)    a copy of the certificate of incorporation of GVG Tech;
                      and

               (d) the certificates of incumbency and specimen signatures of the signatory officers of GVG Tech.

        11.5.  DELIVERIES BY BUYER

               At the Closing, the Buyer shall deliver the following:

               (a)    to the Seller, cash in the amount of the Purchase Price;

               (b) the certificates of incumbency and specimen signatures of the signatory officers of Buyer;

               (c) a copy of the text of the resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement; and

               (d)    a copy of the certificate of incorporation the Buyer;

               (e)    the certificate required by SECTION 9.4.

12.     SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

        12.1.  SURVIVAL OF REPRESENTATIONS

               All representations, warranties, covenants, indemnities and other Agreements made by any party to this Purchase Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the Closing for a period of one year and any investigation, audit or inspection at any time made by or on behalf of any party hereto.

        12.2.  AGREEMENT OF SELLER TO INDEMNIFY

               Subject to the conditions and provisions of this SECTION 12, the Seller hereby agrees to indemnify, defend and hold harmless the Buyer and any other Buyer Indemnified Persons from and against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by (i) the Buyer (whether such Claims are by, against or relate to Company, GVG Tech, the Seller or any other party, including, without limitation, a governmental entity), directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with conditions or other Agreements, given or made by the Seller in this Purchase Agreement or in the Exhibits attached hereto or in any Document Furnished by or on behalf of the Seller pursuant to this Purchase Agreement, or (ii) the Buyer or any other Buyer Indemnified Person for Claims related to Friendly Holidays, Inc. resulting from any actions taken by Friendly Holidays, Inc. prior to January 1, 2000. Notwithstanding the foregoing, the Buyer shall not be entitled to bring a claim for indemnification under this Section 12.2 following the one-year anniversary of the Closing Date, provided, however, that Seller may notify Buyer that, provided settlement of any obligations hereunder, Seller is in a position to liquidate (the "Notice of Liquidation") in which case Buyer shall not be entitled to bring a claim for indemnification under this Section 12.2 following the date thirty days after receipt of the Notice of Liquidation by the Buyer. The aggregate liability not including the Assignment Expense (as defined below) of the Seller for all Claims under this Section 12 shall not exceed Two Hundred and Fifty Thousand Dollars ($250,000). In addition, for a period of 60 days following Closing (the "Seller Period"), Seller agrees to seek consent to assignment at the expense, if any, of Buyer, of Seller's rights under that certain Software License with FlexiInternational Software, Inc. (the "Flexi License") to the Company. Immediately after the Seller Period, if Seller has failed to secure consent to assignment of such rights under the Flexi License, for a 30-day period (the "Buyer Period") Buyer shall have the right to seek consent to assignment, at the expense, if any, of Buyer of such rights under the Flexi

License or obtain a license for a replacement product performing the function served by the software under the Flexi License. During such 90-day period (including the Seller Period and the Buyer Period) but not thereafter, Seller agrees to indemnify the Buyer or any other Buyer Indemnified Person for half of the cost, if any, up to $50,000, related to the assignment of rights, or the failure or inability to assign the rights, or cost of a replacement product performing the function served by the software under the Flexi License, to the Company under the Flexi License.

        12.3.  AGREEMENT OF THE BUYER TO INDEMNIFY

               Subject to the conditions and provisions of this SECTION 12, the Buyer hereby agrees to indemnify, defend and hold harmless the Seller and any other Seller Indemnified Persons from and against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by the Seller (whether such Claims are by, against or relate to the Buyer or any other party, including, without limitation, a governmental entity), directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by the Buyer in this Purchase Agreement or in the Exhibits or in any Document Furnished by or on behalf of the Buyer pursuant to this Purchase Agreement. Notwithstanding the foregoing, the Seller shall not be entitled to bring a claim for indemnification under this Section 12.3 following the one-year anniversary of the Closing Date or following the delivery of a Notice of Liquidation by Seller. The aggregate liability of the Buyer for all Claims under this Section 13 shall not exceed Two Hundred and Fifty Thousand Dollars ($250,000).

        12.4.  CONDITIONS OF INDEMNIFICATION

               The obligations and liabilities of the Seller and the Buyer hereunder with respect to their respective indemnities pursuant to this
SECTION 12, resulting from any Claim shall be subject to the following terms and conditions:

               (a) The indemnified party shall give prompt written notice to the indemnifying party of any Claim which is asserted against, resulting to, imposed upon or incurred by such indemnified party and which may give rise to liability of the indemnifying party pursuant to this SECTION 12, stating (to the extent known or reasonably anticipated) the nature and basis of such Claim and the amount thereof.

               (b) The indemnified party may engage counsel or representatives of its own choosing with respect to any such Claim, such representation (including the compromise or settlement of any Claim) to be undertaken on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party elects not to undertake such defense by its own representatives, the indemnified party shall give prompt written notice of such election to the indemnifying party, and the indemnifying party will undertake the defense thereof by counsel or other representatives designated by it whom the indemnified party determines in writing to be satisfactory for such purposes. The consent of the indemnified party to the indemnifying party's choice of counsel or other representative shall not be unreasonably withheld.

               (c) In the event that any Claim shall arise out of a transaction or cover any period or periods wherein the Seller, on the one hand, and the Buyer, on the other hand, shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its or his own counsel and bearing its or his own expense, defend such Claim, and no settlement or compromise of such Claim may be made without the joint consent or approval of the Buyer and the Seller (which consent shall not be unreasonably withheld), except where the respective liabilities and obligations of the Buyer and the Seller are clearly allocable or attributable on the basis of objective facts.

        12.5.  REMEDIES CUMULATIVE

               The remedies provided herein and under the Escrow Agreement shall be cumulative and shall not preclude the assertion by the Seller or the Buyer of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

13.     POST-CLOSING MATTERS

               (a) At the Seller's request and to the extent permitted by the Code, at the Seller's sole expense, the Buyer and the Company agree to (A) cooperate fully in the preparation and filing of an election under Code
Section 338(h)(10) with respect to the sale of the Common Stock hereunder and
(B) take all such action as is required in order to give effect to the election for state, local, and foreign Tax purposes to the greatest extent permitted by law. The Buyer and the Company agree not to amend any filings related to the election without consent of the Seller. Seller shall be responsible for, and shall indemnify and hold Buyer and the Company harmless from, all Taxes owed by, attributable to or secured against the Company, resulting from the Company being a member of an affiliated group filing a consolidated, combined or unitary tax return, including, without limitation, any taxes attributable to the deemed sale and liquidation of the Company resulting from the filing of a Section 338(h)(10) election pursuant to Section 13(a) hereof, or the other transactions contemplated hereby, for all periods ending on or before the Closing Date and that portion of any taxable period through the Closing Date (a "STRADDLE PERIOD"). Taxes for a Straddle Period shall be determined from the books and records of the company, and shall be apportioned between the pre-closing and post-closing periods of the taxable period as though the taxable year of the Company terminated at the close of business on the Closing Date. Seller, Company and Buyer hereby agree to use all commercially reasonable efforts to cooperate and assist one another as necessary for the filing of any tax return related to the Company, the completion of any audit related to the Company or the resolution of any other Tax-related issue. Buyer agrees to cause the Company to maintain accurate and complete accounting and personnel books and records for a period of time not shorter than the statute of limitations applicable to tax or employee-related actions.

               (b) As of the Closing Date, the Seller shall terminate (a) all insurance coverage for the Company including, but not limited to, auto insurance, workers compensation, travel agent errors and omissions insurance and all property and casualty insurance coverage, and (b) any and all professional memberships entered into on behalf of the Company by the Seller, including but not limited to, the Company's membership in the United States Tour Operators Association.

               (c) For a period of one year following the Closing Date, Company shall continue to host CMS software at no charge for the Seller.

               (d) For a period of 60 days from the Closing Date, the Seller shall use commercially reasonable efforts to maintain the following services and functions for the benefit of the Company: (i) certain letters of credit as reflected on Exhibit D hereto; and (ii) to the extent permissible under such agreements, agreements with Delta Air Lines, United Air Lines, Hertz, Sabre, Amadeus and MCI Communications. The Buyer agrees to cause Company to cease use of all such services and functions within 60 days of the Closing Date. During the 60-day period in which the Seller continues to provide such services and functions, the Buyer agrees to promptly reimburse the Seller upon request for payment of costs, fees and expenses related to such services and functions, either in advance of services rendered or, in the discretion of the Seller, to pay directly any charges related to such services and functions in response to invoices from third-party service providers.

               (e) Buyer agrees to, within 15 days of Closing, apply for prompt transfer of the Airline Reporting Corporation appointment and use commercially reasonable efforts to effect transfer of such appointment as promptly as possible.

               (f) Seller agrees to continue medical and dental insurance coverage for the employees of the Company at Closing through January 31, 2002. Buyer agrees to set up medical and dental insurance for the employees of Company effective on or prior to March 1, 2002. Prior to set-up of the Buyer's plan, employees of Company may elect for coverage under the COBRA statute. Buyer agrees to cause Company to collect any fees related thereto and remit to Seller. Buyer agrees to cause the Company to reimburse Seller for the administrative fees related to such medical and dental insurance plan including the administrative costs related to the claims run-off during the 90-day run-off period, upon presentment of invoices therefor.

               (g) The participation of the employees of the Company in the Classic Vacation Group, Inc. 401(k) plan ceases at Closing. Buyer will set up a replacement 401(k) plan within 60 days of Closing and the accounts of such employees will be transferred from the Classic Vacation Group, Inc. 401(k) plan into such new plan. If Buyer's 401(k) plan is not set up within 60 days of Closing, Seller may, at its election, choose to treat such employees as terminated rather than transfer the accounts of such employees into a Buyer 401(k) plan. Buyer agrees to cause the Company to reimburse Seller for any administrative fees related to employees remaining under the Classic Vacation Group, Inc. 401(k) plan, including the cost of transferring such employees to such new plan, upon presentment of an invoice therefor. During the Transition Period, Seller shall not charge the Company for corporate overhead expenses associated with the provision of the foregoing.

               (h) Seller shall not renew the letters of credit benefiting the Company, which may be outstanding as of the Closing Date.

               (i) For a period of 30 days following the Closing, the Buyer and the Company agree to take or maintain the steps necessary to host the email addresses currently used by Island Resort Tours, Inc.

               (j) The Buyer and the Company agree that as of the Closing Date Company employee Ms. Chris Mandarino will no longer be employed by the Company and will instead be employed by Classic Custom Vacations. The Buyer and the Company agree that, for a period of one year from and after the Closing, neither Buyer nor the Company shall solicit Ms. Mandarino either directly or indirectly for employment with the Company or with any other entity.

14.     TERMINATION

        14.1.  TERMINATION

               This Purchase Agreement may be terminated at any time before the Closing Date under any one or more of the following circumstances:

               (a)    by the mutual consent of the parties hereto;

               (b) by the Buyer or the Seller, by written notice of termination to the other parties hereto, if the Closing has not occurred by January 23, 2002;

provided, that, Buyer shall be prohibited from terminating this Agreement pursuant to this Section 14.1(b) if Buyer has failed to comply with all of those conditions set forth in Article 9 for which Buyer is responsible and Seller shall be prohibited from terminating this Agreement pursuant to this
Section 14.1(b) if Sellers and the Company have failed to comply with those conditions set forth in Article 10.

        14.2.  EFFECT OF TERMINATION

               In the event this Purchase Agreement is terminated as provided in this SECTION 14, this Purchase Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder, except that Section 15.3, 15.6 and 15.8 shall survive indefinitely. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity (including, without limitation, specific performance).

15.     MISCELLANEOUS

        15.1.  ADDITIONAL ACTIONS AND DOCUMENTS

               Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.

        15.2.  NO BROKERS

               Each of the parties hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Purchase Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Purchase Agreement. Seller has engaged Dresdner Kleinwort Wasserstein as a financial advisor on matters not specifically related to this Agreement but neither Buyer nor Company shall incur any liability related to such engagement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

        15.3.  EXPENSES

               Each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

        15.4.  ENTIRE AGREEMENT; AMENDMENT

               This Purchase Agreement, including the Exhibits and other Documents referred to herein or Furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

        15.5.  WAIVER

               No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other Documents Furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

        15.6.  CONSENT TO JURISDICTION

               (a) This Purchase Agreement and the duties and obligations of the Buyer and the Seller hereunder and under each of the Documents referred to herein shall be enforceable against any Buyer or the Sellers in the courts of the United States of America and of the States of California and Illinois. For such purpose, the Buyer and the Seller hereby irrevocably submit to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Purchase Agreement and such other Documents may be heard and determined in any of such courts.

               (b) The Buyer and the Seller hereby irrevocably agree that a final judgment of any of the courts specified above in any action or proceeding relating to this Purchase Agreement or to any of the other Documents referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        15.7.  SEVERABILITY

               If any part of any provision of this Purchase Agreement or any other Agreement or document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.

        15.8.  GOVERNING LAW

               This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

        15.9.  NOTICES

               All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

               (i)    If to the Buyer:

                      Private Label Travel, Inc.
                      2211 Butterfield Road
                      Downers Grove, Illinois 60515
                      Attn:  President
                      Facsimile:  (630) 271-6022

               (ii)   If to the Company:

                      Globetrotters Vacations, Inc.
                      2211 Butterfield Road
                      Downers Grove, Illinois 60515
                      Attn:  President
                      Facsimile:  (630) 271-6022

               (iii)  If to the Seller:

                      Classic Vacation Group, Inc.
                      One North First Street
                      San Jose, CA 95113
                      Attention: Chief Financial Officer
                      Facsimile No.: (408) 993-8547

        with a copy to:

                      J. Hovey Kemp
                      Hogan & Hartson LLP
                      555 13th Street, N.W.
                      Washington, D.C. 20004
                      Facsimile No.: (202) 637-5910

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        15.10. HEADINGS

               Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

        15.11. EXECUTION IN COUNTERPARTS

               To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

        15.12. LIMITATION ON BENEFITS

               The covenants, undertakings and agreements set forth in this Purchase Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, except that the agreements set forth in SECTION 12 also shall be for the benefit of, and enforceable by, the Buyer Indemnified Persons, the Seller Indemnified Persons and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns.

        15.13. BINDING EFFECT

               Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Agreement, or have caused this Purchase Agreement to be duly executed on their behalf, as of the day and year first above written.

                                               BUYER:

                                               PRIVATE LABEL TRAVEL, INC.

                                               By: /s/ Richard Dickieson
                                                   -----------------------------
                                               Name:    Richard Dickieson
                                               Title:   President

                                               COMPANY:
                                               GLOBETROTTERS VACATIONS, INC.

                                               By: /s/ Debbie A. Lundquist
                                                   -----------------------------
                                               Name:    Debbie A. Lundquist
                                               Title:   Executive Vice President


                                               SELLER:
                                               CLASSIC VACATION GROUP, INC.

                                               By: /s/ Debbie A. Lundquist
                                                   -----------------------------
                                               Name:    Debbie A. Lundquist
                                               Title:   Executive Vice President

                                               GVG TECHNOLOGY, INC.

                                               By: /s/ Debbie A. Lundquist
                                                   -----------------------------
                                               Name:    Debbie A. Lundquist
                                               Title:   Executive Vice President